                                                                     EXHIBIT 1.2

                            INTERNATIONAL GUARANTY

     THIS AGREEMENT MADE THIS       DAY OF APRIL, 1998 AMONG:

          AMERITECH CORPORATION,
          a corporation organized and existing
          under the laws of Delaware (the "Guarantor")

                              and

          CREDIT SUISSE FIRST BOSTON CORPORATION
          MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
          as Representatives of the Several Underwriters named in Schedule I to the International Underwriting Agreement referred to below (the "U.S. Underwriters")

                              and

          CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
          MERRILL LYNCH INTERNATIONAL
          as Representatives of the Several Underwriters named in Schedule II to the International Underwriting Agreement (the "Rest of the World Underwriters" and, together with the U.S. Underwriters, the "International Underwriters")

                              and

          TELECOM CORPORATION OF NEW ZEALAND LIMITED a corporation organized and existing under the laws of New Zealand (the "Company")

     WHEREAS:

     (1) The International Underwriters are parties to an International Underwriting Agreement dated the date hereof (the "International Underwriting Agreement", the
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                                       2

          terms defined therein and not otherwise defined herein being used herein as defined therein) among themselves, Ameritech New Zealand Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of the Guarantor (the "Selling Shareholder"), and the Company;

          (2) It is a condition precedent to the purchase of the Offered Shares by the International Underwriters pursuant to Section 8(t) of the International Underwriting Agreement that the Guarantor, as owner of 100% of the outstanding shares of capital stock of the Selling Shareholder, shall have executed and delivered this International Guaranty;

          (3) Pursuant to Section 2(c) of the International Underwriting Agreement, the Selling Shareholder has made certain representations and warranties to the several International Underwriters as set forth in Section 2(c) of the International Underwriting Agreement (the "Underwriting Representations and Warranties");

          (4) Pursuant to section 6(b)(vii) of the International Underwriting Agreement the Company is entitled to rely on the Underwriting Representations and Warranties (the obligations of the Selling Shareholder to the Company in respect of such Underwriting Representations and Warranties being referred to below as the "Company Obligations");

          (5) Pursuant to Section 9 of the International Underwriting Agreement, the Selling Shareholder and the International Underwriters have agreed to indemnify each other under certain circumstances and in the manner described therein (the "Underwriting Indemnification Obligations"); and

          (6) Pursuant to (without limitation) Section 2(c), 3, 5, 6(b), 7, 8, 9, 11 and 17 of the International Underwriting Agreement, the Selling Shareholder has agreed to fulfill certain other obligations, including, but not limited to, the obligation to sell the Offered Shares to the International Underwriters, the obligation to transfer legal title in the Offered Shares to the Trustee under the Trust Deed upon receipt by the Selling Shareholder of payment of the First Instalment (the "Other Underwriting Obligations" and, together with the Underwriting Indemnification Obligations, the "Underwriting Obligations").

          NOW, THEREFORE, in consideration of the premises and in order to induce the International Underwriters to purchase the Offered Shares under the International Underwriting Agreement and in order to induce the Company to enter into the International Underwriting Agreement, the Guarantor hereby agrees as follows:
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                                       3

          Section 1. International Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the International Underwriters the performance and punctual payment as, when and to the extent due of all the Underwriting Obligations of the Selling Shareholder now or hereafter existing under the International Underwriting Agreement and unconditionally and irrevocably guarantees to the Company the performance and punctual payment as, when and to the extent due of all the Company Obligations of the Selling Shareholder now or hereafter existing under the International Underwriting Agreement, agrees to indemnify the International Underwriters pursuant to
Section 6 in this International Guaranty, and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the International Underwriters and the Company in enforcing any rights under this International Guaranty.

          Section 2. International Guaranty Absolute. The Guarantor guarantees that the Underwriting Obligations and the Company Obligations of the Selling Shareholder will be paid and performed as, when and to the extent due strictly in accordance with the terms, and subject to the conditions, of the International Underwriting Agreement. The obligations of the Guarantor under this International Guaranty are independent of the Underwriting Obligations and the Company Obligations, as the case may be, and of obligations of the Company under the International Underwriting Agreement, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this International Guaranty, irrespective of whether any action is brought against the Selling Shareholder or the Company or whether the Selling Shareholder or the Company is joined in any such action or actions. The liability of the Guarantor under this International Guaranty shall be irrevocable, absolute and unconditional.

          Section 3. Payments Free and Clear of Taxes, Etc. The Guarantor will indemnify and hold harmless the International Underwriters and the Company against any New Zealand documentary, stamp, transaction, registration or similar tax, including interest and penalties, in relation to the execution and delivery of the International Guaranty. Any and all payments made by the Guarantor hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Guarantor is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Guarantor shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          Section 4. Representations and Warranties. (A) The Guarantor hereby represents and warrants to each of the International Underwriters and the Company as of the date hereof, as of the First Time of Delivery and of each Time of Delivery, and agrees with each International Underwriter and the Company as follows:

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                                       4

          (1) The Guarantor hereby makes all of the Underwriting Representations and Warranties, all of which are incorporated by reference in this International Guaranty.

          (2) The Guarantor is duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to perform its obligations hereunder; and the Guarantor has good and valid title to all of the outstanding capital stock of the Selling Shareholder;

          (3) This International Guaranty has been duly authorized, executed and delivered by the Guarantor;

          (4) All consents, approvals, authorizations and orders necessary for the execution, delivery and performance of this International Guaranty and the consummation of the transactions contemplated hereby have been obtained provided, however, that this representation shall not apply to any such consents, approvals, authorizations or orders as may be required by laws of jurisdictions other than New Zealand, Australia and the United States.

          (5) The execution, delivery and performance of this International Guaranty do not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Guarantor or the Selling Shareholder is a party or by which the Guarantor or the Selling Shareholder is bound, or to which any property or assets, which is material to the Guarantor or the Selling Shareholder is subject, nor will such action result in any violation by the Guarantor or the Selling Shareholder of the provisions of the charter or by-laws of the Guarantor or the Selling Shareholder or any statute or regulation or any rule or regulation of any court or governmental agency or body having jurisdiction over the Guarantor or the Selling Shareholder or such property or assets of the Guarantor or the Selling Shareholder.

          (6) There are no conditions precedent to the effectiveness of this International Guaranty that have not been satisfied or waived.

          (B) Each International Underwriter hereby makes to, and agrees with, the Guarantor the representations and agreements set forth in Annex C to the International Underwriting Agreement.

          Section 5. Covenants. The Guarantor covenants and agrees with the several International Underwriters that:

          (1) it will perform or pay in full or cause the performance or payment in full of each of the Underwriting Obligations as and to the extent due under the International Underwriting Agreement.

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                                       5


          (2) on the First Time of Delivery and on each subsequent Time of Delivery, it will deliver to the International Underwriters a certificate, dated such Time of Delivery, of a duly authorized executive officer of the Guarantor in which such officer, to the best of such officer's knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Guarantor in this International Guaranty are true and correct at such Time of Delivery as if given on such Time of Delivery and (ii) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery.

          Section 6. Indemnification. (I) (a) Without prejudice to the Underwriting Indemnification Obligations in the International Underwriting Agreement, the Guarantor will indemnify and hold harmless each International Underwriter against any losses, claims, damages or liabilities, joint or several, to which such International Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any F-6 Registration Statement, the Prospectus, or any amendments or supplements thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, and, in the case of the Prospectus in light of the circumstances under which they were made, not misleading, and will reimburse each International Underwriter for any legal or other expenses reasonably incurred by such International Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Guarantor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Selling Shareholder by any International Underwriter through the Joint Global Coordinators expressly for use therein, it being understood and agreed that the only information so furnished by or on behalf of any International Underwriter is the Furnished Information; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omissions from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any International Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Shares concerned, to the extent that a prospectus relating to such Offered Shares was required to be delivered by such International Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such International Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Shares to such person, a copy of the U.S. Prospectus (exclusive of material incorporated by reference) if the Company had previously furnished copies thereof to such International Underwriter.
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                                       6



          (b) Each International Underwriter will severally and not jointly indemnify and hold harmless the Guarantor against any losses, claims, damages or liabilities to which the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any F-6 Registration Statement, the Prospectus, or any amendments or supplements thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such International Underwriter through the Joint Global Coordinators expressly for use therein (it being understood and agreed that the only information so furnished by or on behalf of any International Underwriter is the Furnished Information), and will reimburse any legal or other expenses reasonably incurred by the Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under this Section
(6)(I) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section (6)(I) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as
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                                       7



a result of the losses, claims, damages or liabilities referred to in subsection
(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Selling Shareholder and the Guarantor on the one hand and the International Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Selling Shareholder, the Guarantor and the Company on the one hand and the International Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder and the Guarantor on the one hand and the International Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering pursuant to the International Underwriting Agreement (before deducting expenses but after underwriting discounts) received by the Selling Shareholder and the Guarantor bear to the total underwriting discounts and commissions received by the International Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Guarantor on the one hand or the International Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Guarantor under this Section (6)(I) shall be in addition to any liability which the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any International Underwriter within the meaning of the Act; and the obligations of the International Underwriters under this Section (6)(I) shall be in addition to any liability which the respective International Underwriters may otherwise have and shall extend, upon the same terms and conditions, and to
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                                       8

each person, if any, who controls the Company or the Guarantor within the meaning of the Act.

          (II) Without limitation on any other obligations of the Guarantor or remedies of the International Underwriters or the Company under this International Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each International Underwriter and the Company, as the case may be, from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of such International Underwriter's and the Company's legal counsel) suffered or incurred by such International Underwriter as a result of any Underwriting Obligation or suffered or incurred by the Company as result of any Company Obligation not being a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms because the Guarantor has undertaken the Underwriting Obligations and Company Obligations in the form of this International Guaranty rather than as a primary obligation of the Guarantor.

          Section 7. Amendments, Etc. No amendment or waiver of any provision of this International Guaranty and no consent to any departure by the Guarantor therefrom shall in any event be effective (i) as between the Guarantor and the International Underwriters unless the same shall be in writing and signed by the Joint Global Coordinators on behalf of the International Underwriters, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and (ii) as between the Guarantor and the Company unless the same shall be in writing and signed by or on behalf of the Company and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 8.  Notices, Etc.   All notices and other communications
provided for hereunder shall be in writing (including telegraphic communication) and mailed, delivered or telegraphed and confirmed to it, if to the Guarantor, addressed to it at 30 South Wacker Drive, Chicago, Illinois, U.S.A. 60606,
Attention: Assistant General Counsel Transactions, with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, U.S.A. 60601, Attention:
Robert S. Osborne, P.C., if to the International Underwriters, to the attention of the Joint Global Coordinators and their counsel at their respective addresses specified in the International Underwriting Agreement, provided, however that any notice to an International Underwriter pursuant to Section 6 hereof will be mailed, delivered or telegraphed and confirmed to such International Underwriter and, if to the Company, to Level 8, North Tower, Telecom Networks House, 68 Jervois Quay, P.O. Box 570, Wellington, New Zealand (Facsimile No. 64-4-498-
9039) Attention: General Counsel, or such other address as may be notified by the Company to the Guarantor.

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                                       9


          Section 9. No Waiver; Remedies. No failure on the part of the International Underwriters or the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 10.  Continuing Guaranty.  This International Guaranty shall
(a) remain in full force and effect until the later of the performance in full of the Underwriting Obligations and all other amounts payable under this International Guaranty; (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Guarantor and the International Underwriters and the Company and their respective successors, transferees and assigns.

          Section 11.  Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This International Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

          (b) The Guarantor hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Guarantor irrevocably appoints CT Corporation System, 1633 Broadway, 23rd Floor, New York, New York 10019, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Guarantor by the person serving the same to the address provided in Section 8, shall be deemed in every respect effective service of process upon the Guarantor in any such suit or proceeding. The Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this International Guaranty.

          Section 12. Severability. Any provision or part of this Agreement which is invalid, unenforceable or illegal in any situation in any jurisdiction shall, as to such situation and such jurisdiction, be ineffective only to the extent of such invalidity, unenforceability or illegality and shall not affect the validity, enforceability or legality of the remaining provisions hereof, or the validity, enforceability or legality of any such provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, unenforceable or illegal, the parties agree that the court making such determination of invalidity, unenforceability or illegality shall have the power to reduce the scope of such provision, to delete specific words or phrases or to replace any invalid, unenforceable or illegal term or provision with a term or provision that is valid, enforceable and legal and that comes closest to expressing the intention of the invalid,
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                                      10


unenforceable or illegal term or provision, and this Agreement shall be valid, enforceable and legal as so modified subject to the rights of any party to appeal any such determination.

          Section 13. Counterparts. This International Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.
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                                       11

          IN WITNESS WHEREOF, the International Underwriters, the Company and the Guarantor have caused this International Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                             AMERITECH CORPORATION


                             By
                               ----------------------------------
                                Title:

                             CREDIT SUISSE FIRST BOSTON CORPORATION
                             MERRILL LYNCH, PIERCE, FENNER & SMITH
                             INCORPORATED
                             Acting for themselves and as representatives on behalf of the several U.S. Underwriters.

                             By CREDIT SUISSE FIRST BOSTON CORPORATION

                             By
                               ----------------------------------
                                Name:
                                Title:

                             CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
                             MERRILL LYNCH INTERNATIONAL
                             Acting for themselves and as representatives on behalf of the several Rest of the World Underwriters.

                             By MERRILL LYNCH INTERNATIONAL

                             By
                               ----------------------------------
                                Name:
                                Title:

                             TELECOM CORPORATION OF NEW ZEALAND
                             LIMITED

                             By:
                                ---------------------------------
                                 Director

                             By:
                                ---------------------------------
                                 Director/Authorized Signatory